    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1996
                                                REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          EPIC DESIGN TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      CALIFORNIA                                         77-0135608
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              310 NORTH MARY AVENUE
                           SUNNYVALE, CALIFORNIA 94086
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                CIDA TECHNOLOGY, INC. 1995 EQUITY INCENTIVE PLAN

                            (FULL TITLE OF THE PLAN)


                                  TAMMY S. LIU
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                          EPIC DESIGN TECHNOLOGY, INC.
                              310 NORTH MARY AVENUE
                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 988-2997
           (NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)



                                   Copies to:
                             CHRIS F. FENNELL, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (415) 493-9300


                         CALCULATION OF REGISTRATION FEE

===========================================================================================
                                                   PROPOSED      PROPOSED
                                                   MAXIMUM        MAXIMUM
          TITLE OF EACH CLASS       AMOUNT         OFFERING      AGGREGATE      AMOUNT OF
            OF SECURITIES TO        TO BE           PRICE        OFFERING      REGISTRATION
             BE REGISTERED        REGISTERED      PER SHARE        PRICE           FEE
-------------------------------------------------------------------------------------------
Common Stock
  $0.000 par value              101,000 Shares     $24.9375    $2,518,687.50     $764.00
===========================================================================================


(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on December 6, 1996.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission:

         ITEM 3(a).

                 The Annual Report of Registrant on Form 10-K for the fiscal year ended September 30, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         ITEM 3(b).

                 All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

         ITEM 3(c).

                 The description of the Registrant's Common Stock which is contained in items 1 and 2 of its Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on September 1, 1994, and any further amendment or report filed hereafter for the purpose of updating such description.

         All documents, reports and definitive proxy or information statements subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


ITEM 4.          DESCRIPTION OF SECURITIES.

                 Not applicable.


ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Fourth of the Registrant's Restated Articles of Incorporation and Article X, Section 6.3 of the Registrant's Bylaws provide for indemnification of its directors and officers, and permit indemnification of employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into indemnification agreements with its officers and directors. The registration rights agreement entered into by the Registrant and certain holders (the "Holders") of its Common Stock provide for cross-indemnification of the Holders and of the Registrant, its officers and directors for certain liabilities arising under the Securities Act or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit
         Number    Document
         -------   --------

           4.1* CIDA Technology, Inc. 1995 Equity Incentive Plan and form of agreement thereunder

           5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation.

          23.1     Independent Auditors' Consent

          23.2     Consent of Counsel (contained in Exhibit 5.1).

          24.1     Power of Attorney (see page II-5).

----------
* Incorporated by reference to exhibits filed with Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 filed on November 29, 1996.


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the California General Corporations Code, the Restated Articles of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


             Pursuant to the requirements of the Securities Act of 1933, the Registrant, EPIC Design Technology, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 6th day of December, 1996.


                                    EPIC DESIGN TECHNOLOGY, INC.



                                    By: /s/ Tammy S. Liu
                                        --------------------------------------
                                        Tammy S. Liu
                                        Chief Financial Officer and Secretary


                                POWER OF ATTORNEY

             KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Sang S. Wang Ph.D. and Tammy S. Liu his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

             PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



      SIGNATURE                          TITLE                      DATE
      ---------                          -----                      ----

/s/ Sang S. Wang                 Chief Executive              December 6, 1996
---------------------------       Officer and  Chairman
(Sang S. Wang, Ph.D.)             (Principal Executive
                                  Officer)


/s/ Tammy S. Liu                 Chief Financial              December 6, 1996
---------------------------       Officer and
(Tammy S. Liu)                    Secretary (Principal
                                  Financial and
                                  Accounting Officer)


/s/ Bernard Aronson              President and Director       December 6, 1996
---------------------------
(Bernard Aronson)


/s/ Joseph A. Prang              Director                     December 6, 1996
---------------------------
(Joseph A. Prang)


/s/ Henri Jarrat                 Director                     December 6, 1996
---------------------------
(Henri Jarrat)
                                 Director                     December  , 1996

---------------------------
(Yen-Son Huang, Ph.D.)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                       -----------------------------------

                                    EXHIBITS

                       -----------------------------------


                       Registration Statement on Form S-8

                          EPIC Design Technology, Inc.

                                December 9, 1996

                                INDEX TO EXHIBITS



                                                                                    SEQUENTIALLY
    EXHIBIT                                                                           NUMBERED
    NUMBER                              EXHIBIT                                         PAGE
      4.1*    CIDA Technology, Inc. 1995 Equity Incentive Plan, and forms of agreement thereunder...........................................

      5.1     Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
              Corporation.......................................................

     23.1     Independent Auditor's Consent.....................................

     23.2     Consent of Counsel (included in Exhibit 5.1)......................

     24.1     Power of Attorney (see page II-4).................................

----------
* Incorporated by reference to exhibits filed with Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 filed on November 29, 1996.